Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

To Tender Shares of Common Stock

of

Third Wave Technologies, Inc.

at

$11.25 Net Per Share

Pursuant to the Offer to Purchase

Dated June 18, 2008

by

Thunder Tech Corp.

A direct wholly-owned subsidiary of

Hologic, Inc.

(Not to be used for Signature Guarantees)

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if (i) the certificates representing shares of common stock, par value $0.001 per share (collectively, the “Shares” and each, a “Share”), of Third Wave Technologies, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach the Depositary prior to the expiration of the Offer. Such form may be transmitted by facsimile transmission or mail to the Depositary. This form may be delivered by courier or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a Guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Guarantee included herein must be completed.

☐ CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Thunder Tech Corp., a Delaware corporation (“Purchaser”), and a wholly-owned subsidiary of Hologic, Inc. (“Hologic”), a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 18, 2008, (“Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the shares of common stock, par value $0.001 per share (the “Shares”) of Third Wave Technologies, Inc., a Delaware corporation (“Third Wave”), as set forth below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares:

                                                                                                          (Please Type or Print)

Share Certificate Number(s) (if available):

Address(es):

Please check this box is Shares will be tendered by book-entry transfer:   ☐

Name of Tendering Institution:

Telephone Number:

Account Number:

Transaction Code No.:

Signature(s):

Dated:

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three Nasdaq Global Market trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

                                                                                                          (Please Type or Print)

Title:

Address:

Telephone Number:

Dated:                                 , 2008

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM; CERTIFICATES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NASDAQ GLOBAL MARKET TRADING DAYS AFTER THE DATE OF EXECUTION OF THE NOTICE OF GUARANTEED DELIVERY.